Exhibit 10.1

AMENDMENT NO. 1 TO STRATEGIC ALLIANCE AGREEMENT

Amendment No. 1 to STRATEGIC ALLIANCE AGREEMENT, dated as of March 8, 2024 (this “Amendment”), by and between Signing Day Sports, Inc., a Delaware corporation (“SDS”), and SAJE Enterprises LLC (DBA Elite Development Program Soccer), a New Jersey limited liability company (“EDP”). Each of SDS and EDP are sometimes referred to in this Agreement individually as a “Party” and collectively, as the “Parties.”

RECITALS

A. The Parties have entered into that certain Strategic Alliance Agreement, dated as of October 20, 2023 (the “Existing Agreement”).

B. The Parties desire to amend the Existing Agreement to amend certain provisions on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2. Amendments to the Existing Agreement. As of the Amendment Date (as defined in Section 3), the Existing Agreement is hereby amended as follows:

(a) Section 1(a) of the Existing Agreement is hereby amended by deleting the words “Effective Date” and substituting in lieu thereof the words “March 1, 2024”.

(b) Section 2(b)(i) of the Existing Agreement is hereby amended by deleting the word “$125” at each place that it appears and substituting in lieu thereof the word “$175”.

(c) Section 5(a) of the Existing Agreement is hereby deleted in its entirety and replaced with the following:

“(a) SDS shall promptly, and in any event within 90 days following each month end, remit to EDP $50.00 for each EDP Referral resulting from the sale during the prior month of an SDS subscription pursuant to Section 2(b) of this Agreement.”

(d) Section 5(b) of the Existing Agreement is hereby amended by deleting the words “on each of January 1, 2024, January 1, 2025, and January 1, 2026” and substituting in lieu thereof the words “on or before each of March 1, 2024, March 1, 2025, and March 1, 2026”.

3. Date of Effectiveness; Limited Effect. This Amendment will become effective as of the date first written above (the “Amendment Date”). Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Amendment Date, each reference in the Existing Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Existing Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Existing Agreement, will mean and be a reference to the Existing Agreement as amended by this Amendment.

4. Representations and Warranties. Each Party hereby represents and warrants to the other Party that:

(a) It has the full right, power, and authority to enter into this Amendment and to perform its obligations hereunder and under the Existing Agreement as amended by this Amendment.

(b) The execution of this Amendment by the individual whose signature is set forth at the end of this Amendment on behalf of such Party, and the delivery of this Amendment by such Party, have been duly authorized by all necessary action on the part of such Party.

(c) This Amendment has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Party) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.

EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 19 OF THE EXISTING AGREEMENT AND IN THIS SECTION 4 OF THIS AMENDMENT, (A) NEITHER PARTY HERETO NOR ANY PERSON ON SUCH PARTY’S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE, OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (B) EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTY, OR ANY OTHER PERSON ON SUCH OTHER PARTY’S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 4.

5. Miscellaneous. Each Party hereby represents and warrants to the other Party that:

(a) This Amendment is governed by and construed in accordance with the laws of the State of Arizona, without regard to the conflict of laws provisions of such State.

(b) This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

(c) The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

(d) This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically shall be effective as delivery of an original executed counterpart of this Amendment.

(e) This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

(f) Each Party shall pay its own costs and expenses in connection with this Amendment (including the fees and expenses of its advisors, accountants, and legal counsel).

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered as of the date first set forth above.

SAJE Enterprises LLC (DBA Elite Development Program Soccer)

By	/s/ Andy Roderick
Name:	Andy Roderick
Title:	Director of Business Development
Address:	827 Washington Street 1A
Hoboken NJ 07030

Signing Day Sports, Inc.

By	/s/ Daniel D. Nelson
Name:	Daniel D. Nelson
Title:	Chief Executive Officer
Address:	8355 East Hartford Rd., Suite 100,
Scottsdale, AZ 85255

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